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                                    C3D Inc.
                         235 West 76th Street, Suite 8-D
                               New York, NY 10023


                                                    December 1, 1999




Sands Brothers & Co., Ltd.
90 Park Avenue
New York, New York 10016

Gentlemen:

         The undersigned, C3D Inc., a corporation organized under the laws of the state of Florida (together with any of its subsidiaries, affiliates, successors or assigns the "Company"), proposes to offer for sale to certain "accredited investors, through Sands Brothers & Co., Ltd., in accordance with the terms and conditions specified in the letter agreement dated October 25, 1999 between the parties hereto (the "Letter Agreement"), as exclusive placement agent ("Sands Brothers" or the "Placement Agent") on a best efforts basis, a minimum of $4,000,000 (the "Minimum Amount") and a maximum of $25,000,000 (the "Maximum Amount") of (a) the Company's capital stock (whether Common Stock or Preferred Stock convertible into Common Stock) (collectively, the "Capital Stock"), at a price (or conversion price, should convertible Preferred Stock be offered) equal to a 30% discount to the average of the bid price for the 30 day period prior to the Closing (the "Minimum Offering Price") with respect to the Minimum Amount, and with respect to an amount in excess of the Minimum Amount and up to the Maximum Amount, at the Minimum Offering Price but in no event less than $12.00 per share and/or (b) any other similar form of debt financing transactions (hereinafter, collectively "Other Financing"). The Capital Stock and Other Financing instruments (the "Securities") to be offered pursuant to the Offering Documents (as hereinafter defined) and Other Financing transactions to be consummated are sometimes hereinafter referred to collectively as the "Financing" or the "Offering."

         The closing of the Financing shall not occur until the Company has, in any combination, received and accepted subscriptions for the purchase of Securities and/or consummated Other Financing transactions in amounts equal to the Minimum Amount (the "Closing").

         The Capital Stock and/or Other Financing (collectively, the "Securities") will be offered pursuant to those terms and conditions acceptable to you and your counsel as reflected in a definitive form of Confidential Private Placement Memorandum of the Company (which shall contain the Company's audited financial statements and substantially the same descriptive information contained in the Company's Form 10 as filed with the Securities and Exchange Commission) and/or "long form" subscription agreement for institutional investors only (together with the exhibits and any
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supplements thereto, the "Memorandum"). The Securities will be offered pursuant to the Memorandum in accordance with Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

         Each prospective investor subscribing to purchase Securities ("Subscriber") will be required to deliver, among other things, a subscription agreement ("Subscription Agreement") and an investment suitability questionnaire ("Questionnaire") in the forms to be provided, representing and warranting, among other things, that such Subscriber is an "accredited investor" as such term is defined in Regulation D.

         The Memorandum and the form of proposed Subscription Agreement between the Company and each Subscriber and the exhibits which are part of the Memorandum (including, without limitation, the Registration Rights Agreement between the Company and each of the Subscribers with respect to certain registration rights under the Securities Act (the "Registration Rights Agreement")) and/or the Subscription Agreement are referred to herein collectively as the "Offering Documents."

         The Securities will be offered for minimum subscription amounts of $ 100,000 on a "best efforts" basis, exclusively by Sands Brothers, subject to conditions during the Period; provided, however, that the Company and the Placement Agent may, in their discretion, accept subscriptions for a lesser amount from a Subscriber.

         The Company will prepare and deliver to the Placement Agent a reasonable number of copies of the Offering Documents in form and substance satisfactory to the Placement Agent and its counsel, which Offering Documents shall include reviewed financial statements for such periods as may be required.

         Capitalized terms used herein, unless otherwise defined or unless the context otherwise indicates, shall have the same meanings provided in the Memorandum.

         1. Appointment of Placement Agent. You are hereby appointed exclusive Placement Agent of the Company during the offering period herein specified (the "Offering Period") for the purposes of assisting the Company on a "best efforts" basis in finding qualified Subscribers for the purchase of Securities and to identify potential sources to engage in Other Financing transactions with the Company in connection with the Offering. The Offering Period shall commence on the date of delivery and acceptance by the Placement Agent of the Memorandum generated and reviewed by Company counsel and Placement Agent's counsel, respectively, the Company's Form 10 as filed with the Securities and Exchange Commission (the "Commission"), including the financial statements contained therein, and the due diligence list attached hereto as Exhibit D ("Commencement Date"). The Minimum Amount must be sold within 45 days after the Commencement Date. If the Minimum Amount is sold during such time period, then the Offering shall continue until the earlier to occur of: (i) the sale of the Maximum Amount; or (ii) 12 months from the completion of the sale of the Minimum Amount. If the Minimum Amount is not sold during the time period set forth herein, the Offering will be terminated and all funds received from Subscribers and held in a special non-interest

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bearing escrow account (the "Account") at Republic National Bank, New York, New
York (the "Bank") will be returned, without deduction or accrued interest thereon. It is anticipated that the Placement Agent will sell $7.5 million of Securities within 90 days after the Commencement Date, $11 million of Securities within 150 days after the Commencement Date, and $14.5 million of Securities within 210 days after the Commencement Date, provided, however, in the event that $7.5 million of Securities are not sold within 150 days after the Commencement Date, this Agreement shall be subject to renegotiation by the parties hereto. You hereby accept such agency and agree to assist the Company in finding qualified Subscribers for the purchase of the Securities in connection with the Offering and to identify potential sources to engage in Other Financing transactions with the Company in connection with the Offering. Unless specified otherwise herein writing, your agency hereunder is not terminable by the Company except upon termination of the Offering.

         As part of the Placement Agent's exclusive representation of the Company with respect to the Offering, the Placement Agent shall assist the Company in identifying potential investors and sources of Other Financing and shall on behalf of the Company, contact such potential investors and other potential investors as the Company may designate. In addition, the Placement Agent shall assist the Company in structuring, negotiating and effecting the Offering. The Company agrees that, during the course of the engagement hereunder, in the event that it, or any of its management or affiliates, shall initiate any negotiations with third parties with respect to the Offering and to the extent any of such persons receives an inquiry or offer from any third parties concerning the Offering or any other financing related to the Company, they will reasonably promptly inform the Placement Agent as to the name of such person and the date of such initial contact. Sands Brothers has been appointed pursuant to the Letter Agreement to negotiate the best terms available for each Potential Investment and Potential Joint Venture (as each term is defined therein) but in the event that such a proposal is reasonably considered to be of strategic importance, the Company shall retain the sole right to determine whether any such Potential Investment or Potential Joint Venture is to be consummated.

         2. Representations and Warranties of the Company. The Company represents and warrants as follows:

         (a) Securities Law Compliance. The Offering Documents, upon delivery, will conform in all material respects with the requirements of the Securities Act and Regulation D promulgated thereunder and with the requirements of all other published rules and regulations of the United States Securities and Exchange Commission (the "Commission") currently in effect relating to "private offerings" and/or "accredited investors" of the type contemplated by the Company. The Offering Documents will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that no representation or warranty is made with respect to statements or omissions made in the Offering Documents in reliance upon and in conformity with written information furnished to the Company with respect to the Placement Agent (or any person who may be deemed to be affiliated therewith or an associated person thereof ) or on behalf of the Placement Agent for use in the Offering Documents or any amendment thereof or supplement thereto. The Offering Documents will not be amended or supplemented and no amendment or supplement thereto will be made without the prior consent of the Placement Agent, which consent will not be unreasonably withheld.

         (b) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and lease its properties, to carry on its business as currently conducted and as proposed to be conducted. The Company is duly qualified to do business in the states or jurisdictions set forth on Schedule 2(b). To the best of the Company's knowledge after due inquiry, except as set forth in Schedule 2(b), there is no jurisdiction in which the conduct of the Company's business or ownership or leasing of its properties requires it to be qualified to do business as a foreign corporation, except where such qualifications have been obtained or the failure to be so qualified would not have a material adverse effect on the business, financial condition or prospects of the Company. The Company has all requisite power and authority to execute and deliver this Agreement and to carry out the transactions contemplated by this Agreement.

(c)      Capitalization.

                  (i) The authorized, issued and outstanding capital stock of the Company prior to the consummation of the Closing of the transactions contemplated by the Offering is set forth on Schedule 2 (c)(i) hereto. Each such share is validly issued, fully paid and nonassessable. Except as set forth on
Schedule 2 (c)(i), there are no other classes of capital stock or other securities authorized by the Company.

                  (ii) The authorized, issued and outstanding capital stock of the Company immediately upon the consummation of the Closing shall be as set forth on Schedule 2 (c)(ii) hereto, such Schedule to be recalculated by the Company to reflect the sale of Securities at the Closing.

                  (iii) The Company has no obligation (contingent or otherwise) to pay any dividend or make any other distribution in respect of any of its capital stock. The Company is not a party to, and, to the Company's knowledge after due inquiry, except as set forth on Schedule 2(c) (iii) hereto, there exist no voting trusts or agreements, stockholders' agreements, pledge agreements, buy-sell agreements, rights of first refusal or proxies relating to any securities of the Company (whether or not the Company is a party thereto). All of the outstanding securities of the Company were issued, in all material respects, in compliance with all applicable federal and state securities laws since June 1, 1999, and to the best knowledge of the Company with respect to the period prior to June 1, 1999. The Company has no obligation (contingent or otherwise) to repurchase, redeem or otherwise acquire any shares of its capital stock.

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                  (iv) The stockholders of record and the holders of
subscriptions, warrants, options, preemptive rights, convertible securities and other rights (contingent or otherwise) to purchase or otherwise acquire equity securities of the Company, and the number of shares of capital stock of the Company and the number of such subscriptions, warrants, options, preemptive rights, convertible securities and other such rights held by each, with respect to, but only with respect to each individual director and executive officer of the Company and each stockholder owning 5% or more of the capital stock of the Company, are as set forth in Schedule 2(c)(iv) hereto. The designations, powers, preferences, rights, privileges, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Articles of Incorporation and all such designations, powers, preferences, rights, privileges, qualifications, limitations and restrictions are valid, binding and enforceable in accordance with all applicable laws (subject, as to enforcement, to the discretion of the courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally). Except as disclosed in Schedule 2(c)(iv), no subscription, warrant, option, preemptive right, convertible security, agreement or other right (contingent or otherwise) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding; and, except as disclosed in Schedule 2(c)(iv) hereto, there is no commitment by the Company to issue shares, subscriptions, warrants, options, preemptive rights, convertible securities or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset other than the Placement Agent Warrants ("Placement Agent Warrants"). An appropriate number of shares of the Capital Stock have been reserved for issuance upon the conversion or exercise, as the case may be, of any of the securities referred to in this Section. The Company has no obligation (contingent or otherwise) to repurchase, redeem or otherwise acquire any shares of its capital stock.

         (d) Subsidiaries and Investments. Except as set forth in Schedule 2(d) hereto, the Company does not own, directly or indirectly, any capital stock, or other equity ownership or proprietary interest, in any other corporation, association, trust, partnership, joint venture or other entity.

         (e) Financial Statements. The audited consolidated balance sheet of the Company as of December 31, 1998 (the "1998 Balance Sheet") and the related consolidated statements of operations, shareholders' equity and statements of cash flow for the fiscal year ended December 31, 1998 and the audited consolidated balance sheet of the Company as of June 30, 1999 (the "Balance Sheet Date"), and the related unaudited consolidated statements of operations, shareholders' equity and statements of cash flow for the six month period ending June 30, 1999 (collectively, the "Financial Statements"), have heretofore been delivered to the Placement Agent. Except as may be otherwise indicated therein, the Financial Statements have been prepared in conformity with Generally Accepted Accounting Principles consistently applied and present fairly the financial position and results of operations of the Company as of the dates and for the periods indicated. Except as may be otherwise indicated herein, the Financial Statements of the Company as of the dates indicated, and for the periods then ended, present fairly the financial position and results of operations of the Company (and its Subsidiaries) as of the dates and for the periods indicated.

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         (f) Access to Corporate Documents. The minute books of the Company have been made available to the Placement Agent and contain a complete summary of all meetings and actions of the directors and stockholders of the Company, since the time of its respective incorporation and reflect all transactions referred to in such minutes accurately in all respects.

         (g) Patents, Trademarks and Copyrights, Etc. Except as set forth in
Schedule 2(g) hereto, the Company owns or is licensed or otherwise entitled to use all patents, trademarks, trade names, service marks, copyrights, technology, know-how, processes and other intellectual property used in the conduct of its business as currently conducted and as proposed to be conducted. The Company has received no notice of any claims, have no knowledge of any threatened claims, and knows of no facts which would form the basis of any claim, asserted by any person, to the effect that the sale or use of any product or process now used or offered by the Company infringes on any patents or infringes upon the use of any such trademarks, trade names, service marks, copyrights, technology, know-how, processes or other intellectual property of another person or challenges or questions the validity or effectiveness of any such license or agreement. The sale and use of any such products and processes by the Company, and the use of any such patents, trademarks, trade names, service marks, copyrights, technology, know-how, processes or other intellectual property by the Company, does not, to the Company's knowledge, after due inquiry, infringe on the rights of any person.

         (h) Litigation. There is no action, suit, investigation, customer complaint, claim or proceeding at law or in equity by or before any arbitrator, governmental instrumentality or other agency now pending nor, to the best of the Company's knowledge, threatened against or affecting the Company, nor, to the best of the Company's knowledge, does there exist any basis therefor. The Company is not subject to any judgment, order, writ, injunction or decree of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. The Company agrees to promptly notify the Placement Agent of the commencement of any litigation or proceedings against the Company or any of its respective officers or directors in connection with the sale of the transaction contemplated in the Offering Documents.

         (i) Non-Defaults; Non-Contravention. Except as set forth in Schedule 2(i) hereto, the Company is not in default in the performance or observance of any obligation (i) under its Articles of Incorporation, as amended, or its By-laws, or any indenture, mortgage, contract, purchase order or other agreement or instrument to which the Company is a party or by which it or any of its property is bound or affected; or (ii) with respect to any order, writ, injunction or decree of any court of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign and there exists no condition, event or act which constitutes, nor which after notice, the lapse of time or both, would constitute, a default under any of the foregoing.

         (j) Taxes. The Company has filed all federal, state, local and foreign tax returns which are required to be filed by it, except where such failure to so file would not have a material adverse

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impact on the Company, and all such returns are true and correct in all material respects. The Company has paid all taxes pursuant to such returns or pursuant to any assessments received by them and have withheld all amounts which they are obligated to withhold from amounts owing to any employee, creditor or third party, except where such failure to pay or withhold would not have a material adverse impact on the Company. The tax returns of the Company have never been audited by any state, local or federal authorities. The Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency. All tax elections have been made by the Company in accordance with generally accepted practices. No deficiency assessment with respect to or proposed adjustment of the Company's federal, state, county or local taxes is pending or, to the best of the Company's knowledge, threatened. There is no tax lien, whether imposed by any federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company. Neither the Company nor, to the Company's knowledge, its respective present or former shareholders has ever filed an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company be taxed as an S corporation.

         (k) Agreements. Except as set forth in Schedule 2(k) hereto, the Company is not a party to any written or oral contract, agreement, arrangement or understanding which is material to the business of the Company or which is material to, and which a prudent investor would need to review in order to make an informed investment decision with respect to the purchase of the Securities offered pursuant to the Offering Documents. Each material contract of the Company is valid and binding on the Company, the Company has not received notice that any such contract is not binding on any party thereto. The Company has performed in all material respects all obligations to have been performed on such contracts through the date hereof, and the Company is not in default in any material respect under any such contract. Each material contract of the Company is valid and binding on the Company and the Company has not received notice that any such contract is not binding on any party thereto.

         (l) Compliance with Laws; Environmental Matters, Licenses, Etc. The Company has received no notice of any violation of, or noncompliance with, any federal, state, local or foreign laws, ordinances, regulations or orders (including, without limitation, those relating to environmental protection, occupational safety and health and other labor laws, ERISA, federal drug laws, federal securities laws, equal employment opportunity, consumer protection, credit reporting, "truth-in- lending," and warranties and trade practices) applicable to its business, the violation of, or noncompliance with which, would have a material adverse effect on the Company's business or operations, and the Company knows of no facts or set of circumstances which would give rise to such a notice. Except as set forth in Schedule 2(l), the Company has all licenses and permits and other governmental certificates, authorizations and permits and approvals (collectively, "Licenses") required by every federal, state and local government or regulatory body for the operation of their business and the use of their properties, except where the failure to possess such a License would not have a material adverse effect on the business, properties, financial condition or results of operations

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of the Company. The Licenses are in full force and effect and, to the Company's knowledge, no violations are or have been recorded in respect of any License and no proceeding is pending or threatened to revoke or limit any thereof. The Company has not received any written opinion or memorandum from legal counsel providing that it has taken any action which has resulted in, or is reasonably likely to result in, the Company incurring any liability which may be material to its business, prospects, financial condition, operations, property or affairs. The Company shall comply with all applicable laws, rules, regulations and orders, the noncompliance with which could materially adversely affect its business or condition, financial or otherwise.

         (m) Authorization of Agreement, Etc. Each of this Agreement and all other agreements or documents required to be executed and delivered by the Company in connection with the Offering (collectively the "Ancillary Documents") has been or will be duly executed and delivered by the Company and the execution, delivery and performance by the Company of this Agreement and the Ancillary Documents has been duly authorized by all requisite corporate action by the Company; and, assuming due authorization, execution and delivery by the Placement Agent, each constitutes, or will constitute, the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, usury or other similar laws affecting the enforcement of creditors' rights generally. The execution, delivery and performance of this Agreement and the issuance, sale and delivery of the Securities, and the issuance and delivery of the Securities upon exercise of the Placement Agent Warrants (the "Reserved Shares"), will not (i) violate any provision of law or statute or any order of any court or other agency of government binding on the Company; or (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under the Articles of Incorporation, as amended, or By-Laws of the Company or any indenture, mortgage, lease agreement or other agreement or instrument to which the Company is a party or by which it or any of its property is bound or affected, except for such conflict, breach or default as to which requisite waivers or consents shall have been obtained by the Company and delivered to the Subscribers by the time of Closing.

         (n) Authorization of Securities and Placement Agent Warrants. The issuance, sale and delivery of the Securities and the Placement Agent Warrants have been duly authorized by all requisite corporate action of the Company, and when so issued, sold and delivered, (i) the Securities and Reserved Shares will be validly issued and outstanding, duly executed and delivered, fully paid and nonassessable, free and clear of all liens, charges, claims, encumbrances, restrictions or preemptive or any other similar rights and the Company shall have paid all taxes, if any, in respect of the issuance thereof; (ii) the Placement Agent Warrants will be validly issued and outstanding, duly executed, issued and delivered, fully paid and nonassessable, free and clear of all liens, charges, claims, encumbrances, restrictions or preemptive or any other similar rights and the Company shall have paid all taxes, if any, in respect of the issuance thereof; and (iii) neither the Securities, nor the Placement Agent Warrants will be subject to preemptive or any other similar rights of the shareholders of the Company or others which rights shall not have been waived prior to the time of acceptance by the Company of the first Subscriber's Subscription Agreement. The offer and sale of the Securities is exempt from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder and the Securities will be issued in compliance with all applicable federal securities laws.

         (o) Authorization of Reserved Shares. The issuance, sale and delivery by the Company of the Reserved Shares have been duly authorized by all requisite corporate action of the Company, and the Reserved Shares have been duly reserved for issuance upon exercise of all or any of the Securities and the Placement Agent Warrants and when so issued, sold and delivered, the Reserved Shares will be validly issued and outstanding, duly executed, issued and delivered, fully paid and nonassessable, free and clear of all liens, charges, claims, encumbrances, restrictions or preemptive or any other similar rights and the Company shall have paid all taxes, if any, in respect of the issuance thereof and the Reserved Shares will not be subject to any preemptive or any other similar rights of the shareholders of the Company or others which rights shall not have been waived prior to the time of acceptance by the Company of the first Subscriber's Subscription Agreement.

         (p) Related Transactions. Except as set forth on Schedule 2(p) hereto, no current director, officer or employee of the Company, nor any affiliate of any such person, is presently, or since the inception of the Company has been, directly or indirectly, through his, her or its affiliation with any other person or entity, a party to any loan from the Company.

         (q) Registration Rights. Except as set forth on Schedule 2(c) hereto and except as may exist with respect to the holders of the Securities and the Placement Agent Warrants, (i) no person or entity has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company and (ii) no person or entity holds any anti-dilution or "piggy back" rights with respect to any securities of the Company.

         (r) Brokers. The Company has not, or any of its respective officers, directors, employees or shareholders, employed any broker or finder in connection with the transactions contemplated by this Agreement, other than Sands Brothers.

         (s) No Consents. Except for federal or state securities law filings, no permit, consent, approval, authorization, order or filing with any court or governmental authority is required to consummate the transactions contemplated by this Agreement.

         (t) Information. The Company shall provide the holders of the Securities with the information, if any, specified in the Memorandum.

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         (u) Change in Nature of Business. The Company shall not, without the prior approval of a majority of their Board of Directors, make any material change in the nature of its business as the same shall be set forth in the Memorandum.

         (v) Title to Securities. When certificates representing the Securities shall have been duly delivered to the Subscribers, payment therefor will become due, and to the extent such payment shall have been made therefor, the several Subscribers shall have title to the Securities free and clear of all liens, encumbrances and claims whatsoever, and the Company shall have paid all taxes, if any, in respect of the issuance thereof.

         (w) Foreign Corrupt Practices Act. None of the Company, nor to their knowledge any of their respective officers, employees, agents or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency (domestic or foreign) or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or to assist the Company in connection with any actual or proposed transaction) which (a) might subject the Company, or any other such person, to any damage or penalty in any civil, criminal or governmental litigation or proceeding (domestic or foreign); (b) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company; or (c) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company, taken as a whole. The Company believes that its international accounting controls are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

         (x) Corporate Representations. Any certificate signed by the Chairman or Chief Executive Officer of the Company and delivered to the Placement Agent or to the Placement Agent's counsel pursuant to this Agreement, shall be deemed a representation and warranty by the Company to the Placement Agent as to the matters covered thereby.

         (y) Escrow Arrangements. Pursuant to paragraph 3(e)(i) hereof, if the Closing does not take place before the termination of the Offering Period, the Company will instruct the Bank to return the funds to the Subscribers without any deduction or interest thereon.

         (z) Confidential Arrangements. The Company agrees to take reasonable precautions in protecting the confidentiality, privacy and security of the business contacts identified by the Placement Agent by taking appropriate administrative and managerial action, and to use its best efforts to prevent disclosure of such property information to any all persons and entities. The Company agrees that, without the expressed written consent of the Placement Agent, it will not initiate, respond or otherwise abide any contract with any person, company, institution, professional association, nor other entity to which it has been introduced or with whom it has become acquainted through the Placement Agent, in the course of the Offering. The Company agrees to hold completely confidential the name, address, telephone, telex, facsimile number, account or other business number of such contact as may be introduced by the Placement Agent, except to the extent such information is required to be disclosed pursuant to applicable law or has been disclosed to a third party through no fault of the Company. The above restrictions apply to any subsequent follow up, repeated or extended or renegotiation transactions related to the Offering regardless of the results of the Offering.

         (AA) Disclosure. Neither this Agreement nor any other document, certificate or written statement to be furnished to the Subscribers by or on behalf of the Company in connection with the transactions contemplated hereby, including the Offering Documents, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to the Company which, in its reasonable judgement, materially adversely affects the business operations, affairs, prospects, conditions, properties or assets of the Company (hereinafter "Material Facts") which has not been set forth in this Agreement, the Company's Form 10 (defined hereinafter) or which will not be set forth in the Offering Documents. To the extent Material Facts become known to the Company subsequent to the date hereof, such facts will be set forth in the Memorandum and/or in the other documents, certificates or statements furnished to the Subscribers by or on behalf of the Company pursuant hereto.

         (BB) Exchange Act Compliance. The Company has filed a Form 10 (the "Form 10") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). To the best of the Company's knowledge, the Form 10 complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and when filed, did not contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Form 10 comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. The Company last filed audited financial statements with the Commission in connection with the filing of the Form 10, and has not received any comments from the Commission in respect thereof as of the date hereof.

         (CC) Year 2000 Compliance. The Company has taken appropriate steps to avoid any disruption in its software caused by Year 2000 problems. The Company is not currently aware of any Year 2000 compliance problems relating to its software system that would have a material adverse effect on its businesses, results of operations and financial condition. To date, the Company has not incurred any material costs in identifying or evaluating Year 2000 compliance issues. The Company does not anticipate that such costs relating to Year 2000 Compliance will be material.

         3. Representations, Warranties and Covenants of the Placement Agent. The Placement Agent represents, warrants and covenants as follows:

         (a) Authorization of Agreement, Etc. This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Placement Agent, and the Agreement (assuming due authorization, execution and delivery by the Company) constitute the legal, valid and binding obligation of the Placement Agent, enforceable in accordance with the terms, except that enforceability may be limited by bankruptcy, insolvency, reorganization, usury or other similar laws affecting the enforcement of creditors' rights generally.

         (b) Compliance with Offering Documents. The Placement Agent will offer the Securities in accordance with the Offering Documents and will deliver the Offering Documents to each Subscriber before accepting a signed copy of the Subscription Agreement or payment for any Securities.

         (c) Compliance with Laws of Jurisdictions. The Placement Agent will offer the Securities only in those jurisdictions in which it is permitted to sell the Securities pursuant to the laws of said jurisdiction, and the Placement Agent may arrange for the Securities to be offered by a broker/dealer or offshore or domestic facilitator(s).

         (d) Registration as Broker-Dealer; Member of NASD. The Placement Agent is registered as a broker-dealer with the Securities and Exchange Commission and is registered as a broker-dealer in all states in which it shall offer the Securities for sale and is a member in good standing of NASD.

         (e)      Escrow Arrangements.

                  (i) The Placement Agent will promptly deposit funds received from Subscribers in the Account with the Bank and hold the funds in accordance with the terms of this Agreement and hold the Offering Documents for the benefit of the Subscribers and the Company. The Bank shall release funds from such Account only upon receipt of instruction executed by each of the Placement Agent and the Company. If the Closing does not take place before the termination of the Offering Period, the Placement Agent will instruct the Bank to return the funds to the Subscribers without any deduction or interest thereon.

                  (ii) In the event the Placement Agent has deposited funds from any Subscriber into the Account and the Company exercises its right to reject such Subscriber's funds (except where such rejection is based on a Subscriber being a competitor of the Company), in whole or in part, the Placement Agent shall be entitled to payment by the Company of a sum equal to the fees and expenses due by the terms of this Agreement and entitled to issuance by the Company of the Placement Agent Warrants that the Placement Agent would have received pursuant to sub-paragraphs 4(d), 4(e) and 4(f) of this Agreement, respectively.

         4.       Closing; Placement and Fees.

         (a) Closing. The initial Closing of the Financing shall take place at the offices of the Placement Agent, 90 Park Avenue, New York, New York 10016, at a time and date agreed upon between the Placement Agent and the Company upon the receipt of Subscription Agreements and related documents in form and substance satisfactory to the Company and the Placement Agent and delivery of documents evidencing that Subscribers' funds in an amount at least equal to or in excess of the Minimum Amount is available in the Account with the Bank (the "Closing Date"). At the initial and subsequent Closing(s), payment for the Securities shall be made against delivery of certificates representing the Securities sold. All proceeds received from the sale of the Securities sold after the initial Closing date will continue to be deposited in the Account maintained with the Bank until the occurrence of additional Closing(s).

         (b)      Procedures at Closing.  At each Closing:

                  (i) The Placement Agent on behalf of itself and the Subscribers shall receive the opinion of Blank Rome Comisky & McCauley LLP ("Company Counsel"), substantially in the form attached hereto as Exhibit A.

                  (ii) Counsel for the Placement Agent and Company Counsel shall receive certificates from the Company, signed by the President or a Vice President thereof, certifying (A) that the representations and warranties contained in Section 2 hereof are true and accurate at the Closing with the same effect as though expressly made at the Closing; and (B) that attached thereto is
(1) a true and correct copy of resolutions adopted by the Company's Board of Directors authorizing (i) the execution, delivery and performance of this Agreement and the Ancillary Documents, and (ii) the issuance of the Securities and the Placement Agent Warrants and certifying that such resolutions have not been modified, rescinded or amended and are in full force and effect; and (2) a true and correct copy of a resolution adopted by the Company's Board of Directors, authorizing the execution, delivery and performance of each document to which it is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect.

                  (iii) There shall be delivered on behalf of each Subscriber one copy of the Subscription Agreement signed by each Subscriber and one copy of the Questionnaire signed by each Subscriber.

                  (iv) The Placement Agent shall have received a certificate of good standing of the Company, dated as of a recent date, from the Secretary of State of the jurisdiction of its incorporation.

                  (v) At the Closing the Placement Agent shall instruct the Bank to pay to the Company out of the funds on deposit in the Account, as such funds are received from Subscribers whose Subscriptions have been accepted.

         (c) Blue Sky. Where appropriate, counsel for the Placement Agent shall prepare a summary blue sky survey stating the extent to which and the conditions upon which offers and sales of the Securities may be made in certain jurisdictions. Blue Sky applications shall be made in such states and jurisdictions as shall be requested by the Placement Agent. It is understood that such survey may be based on or rely upon (i) the representations of each Subscriber set forth in the Subscription Agreement delivered by such Subscriber;
(ii) the representations, warranties and agreements of the Company and its Subsidiary set forth herein; (iii) the representations and warranties of the Placement Agent set forth herein; and (iv) the representations of the Company set forth in the certificate to be delivered at the Closing pursuant to paragraph 4(b)(iii) hereof. Upon execution and delivery of this Agreement, the Company shall deliver to counsel for the Placement Agent $5,000 on account of blue sky legal fees and the Company shall pay required filing fees as and when required by such counsel.

         (d) Placement Fee and Expenses. At each Closing, the Company shall pay to the Placement Agent a commission equal to (i) with respect to the sale of the Minimum Amount, ten (10%) percent of the aggregate proceeds derived from the sale of the Minimum Amount and (ii) eight (8%) percent thereafter from the sale of up to the Maximum Amount. In addition, the Company shall pay the Placement Agent a non-accountable and non-refundable expense allowance equal to three (3%) percent of the aggregate proceeds derived from the Financing. From the proceeds of the Closing, the Company shall pay all Placement Agent's expenses in connection with the proposed Offering, including, but not limited to, reasonable counsel expenses and fees of counsel to the Company and of counsel to the Placement Agent, disbursements and fees, reasonable accountant expenses, disbursements and fees, filing fees, reasonable business and investigatory expenses, printing costs, postage and mailing expenses with respect to the transmission of the Offering and Ancillary Documents, registrar and transfer agent fees, issue and transfer taxes, if any, and counsel fees of the Placement Agent in connection with the qualification of the Securities under the securities or blue sky laws of the states which the Placement Agent shall designate. Upon execution and delivery of this agreement, the Company shall pay Placement Agent's counsel fees of $5,000 to initiate blue sky filings. The Company also shall pay for the costs of placing "tombstone advertisements" in any publications which may be selected by the Placement Agent and approved in writing by the Company, all costs and expenses in connection with the establishment and maintenance of the Account referred to in paragraph 1 of this Agreement, and all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this paragraph 4(d), including the cost of transaction memorabilia determined at the reasonable discretion of the Placement Agent.

         (e) Issuance of Placement Agent Warrants. At each Closing as provided in paragraph 4(a) above, the Company shall issue to the Placement Agent or its designee(s), subject to the ratable adjustment of the shares underlying the Placement Agent Warrants (hereinafter defined) and the exercise price thereof in the event of any Company dividend, stock split or reclassification declared after the date hereof, (i) with respect to the sale of the Minimum Amount, warrants to purchase 350,000 shares of the Company's Common Stock ("Initial Placement Agent Warrants") and (ii) 200,000 warrants for each $1,000,000 of all Securities sold in the Financing ("the Additional Placement Agent Warrants") (collectively referred to as the "Placement Agent Warrants"). The Initial Placement Agent Warrants shall be exercisable for five (5) years, commencing upon the date of their issuance, at a price of $11.00 per share of Common Stock. The Additional Placement Agent Warrants shall be exercisable for five (5) years, commencing upon the date of their issuance, at a price equal to a 40% discount to the average of the bid price of the Common Stock for the 60 day period prior any Closing, but in no event less than of $15.00 per share. The Placement Agent Warrants shall be in the form attached hereto as Exhibit B, and will be governed by the terms of the Warrant Agreement attached hereto as Exhibit C. The certificates representing the Placement Agent Warrants will be in such denominations and such names as the Placement Agent may request prior to each closing. The Placement Agent Warrants may not be assigned by Sands Brothers, except to Sands Brothers' employees, without the written consent of the Company. All issuance of Placement agent warrants will be done in full compliance with applicable law.

         (f) Due Diligence Fees. As a material inducement to Sands Brothers to commence its due diligence investigation of the Company and in addition to any other compensation set forth herein, the Company shall pay Sands Brothers a non-accountable and non-refundable fee of One Hundred Thousand ($100,000) Dollars, payable at closing from the proceeds of the Financing.

         (g) Placement Agent's Decision Not to Proceed, If the Placement Agent decides not to proceed with the Offering because of a breach by the Company or by its Subsidiaries of its/their representations, warranties, or covenants in this Agreement, or as a result of material adverse changes in the affairs of the Company or of its Subsidiaries, the Company shall pay Sands Brothers the sum of One Hundred and Fifty Thousand ($150,000) Dollars.


5.       Covenants of the Company.

         (a) Amendments and Supplements. The Company covenants and agrees that, until the Offering contemplated by the Offering Documents has been completed or terminated, if there shall occur any event relating to or affecting, among other things, the Company, or the proposed operations of the Company as described in the Offering Documents, as a result of which it is necessary, in the opinion of the Placement Agent and its counsel or Company Counsel, to amend or supplement the Offering Documents in order that the Offering Documents will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company shall promptly prepare and furnish to the Placement Agent a reasonable number of copies of an appropriate amendment of or supplement to the Offering Documents, in form and substance satisfactory to the Placement Agent and its counsel.

         (b) Use of Proceeds. The net proceeds of the Offering of the Securities will be used by the Company, as more fully described in the Memorandum, for the purposes to be set forth in the Memorandum.

         (c) Expenses of Offering. The Company shall be responsible for, and shall bear all expenses directly and necessarily incurred in connection with the proposed financing, including, but not limited to, the costs of preparing, printing and filing the Offering and Ancillary Documents to be used in connection with the Offering contemplated hereby and all amendments and supplements thereto; preparing, printing and delivering exhibits to the Offering and Ancillary Documents; preparing, printing and delivering all Placement Agent and selling documents, including, but not limited to, this Agreement and the blue sky memorandum, the Share certificates, blue sky fees, filing fees and the fees and disbursements of the Placement Agent's counsel and the other fees and expenses set forth above.

         (d) Reservation of Securities. The Company will reserve and keep available the maximum number of its authorized but unissued Reserved Shares which are issuable upon exercise of the Placement Agent Warrants.

         (e) Early Termination by the Company. Anything contained herein to the contrary notwithstanding, in the event that, following the date of this Agreement until the termination of the Offering Period, the Company desires to terminate this Agreement for any reason (which for purposes of this Agreement shall include, but not be limited to, Sands Brothers being ready, willing and able to proceed with the transactions contemplated hereunder, but the Company being unwilling to proceed for any reason), Sands Brothers has the right, but not the obligation, to agree to such early termination upon the payment by the Company to Sands Brothers of a sum equal to the placement fees and expenses (including its counsel fees and expenses) and Placement Agent Warrants it would have received under Sections 4(d), 4(e) and 4(f) hereunder had the Maximum Amount been sold.

         (f) No Closing. Anything set forth herein to the contrary notwithstanding, in no event shall Sands Brothers be responsible for any of the Company's fees, costs or expenses and the Company shall pay all expenses of the Offering and the preparation of the Offering and Ancillary Documents. The Company shall reimburse Sands Brothers for any out-of-pocket expenses

(including, but not limited to, reasonable counsel fees and expenses) which Sands Brothers may incur in connection with the enforcement of its rights hereunder.

         (g) Ratification and Confirmation of Letter Agreement. The Company hereby confirms and ratifies the Letter Agreement including, without limitation,
(i) the retention of Sands Brothers as its exclusive investment banker and financial consultant for a period of three (3) years following the completion of the Financing, at an annual fee of Forty Eight Thousand ($48,000) Dollars (exclusive of any accountable out-of-pocket expenses), payable quarterly in advance in installments of Twelve Thousand ($12,000) Dollars, with the first payment to be made upon the sale of the Minimum Amount by deduction of the proceeds therefrom, pursuant to Section 7 thereof, provided, however, that in the event that $25,000,000 million of Securities have not been sold within one year after the Commencement Date, Sands Brothers' status as investment banker and financial consultant to the Company, thereunder and hereunder, shall cease to be exclusive (ii) the granting of the right of first refusal to Sands Brothers pursuant to Section 8 thereof as described in Exhibit E hereto, (iv) the granting of the right to designate a board member or observer to the board of directors of the Company pursuant to Section 9 thereof after the Closing Date, and (v) the expense reimbursement and indemnification provisions thereof. Such ratification and confirmation shall survive any termination of the Offering.

                  (i) Financing Sources. The Company will provide to the Placement Agent a list of each of its present financing sources, with such list to be amended for a period of one year from the date of termination of the Offering if, and when, the Company is approached by, or has any contact with, any potential financing sources ("Company Sources").

         (j) Placement Agent Sources. For a period of two years from the date of this Agreement, the Placement Agent shall keep a list of the names of all its sources of potential financing ("Placement Agent Sources" and together with the Company Sources collectively, the "Sources") for the Company, which list shall be furnished to the Company and amended from time to time by the Placement Agent at its discretion. The Company agrees, in the event it directly or indirectly receives financing in any form or nature whatsoever from any Source, that it will fully compensate the Placement Agent under the terms and conditions of this Agreement to the same extent as if the Placement Agent itself had obtained such financing from such Source.

         (k) No Finder's Fee. The Company represents and warrants to the Placement Agent that it is not obligated to pay a finders' fee to any one in connection with the introduction of the Company to Sands Brothers.

         6.       Indemnification.

         (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless the Placement Agent and its agents, shareholders, officers and directors, and each person, if any, who controls the Placement Agent, within the meaning of the Securities Act against any and all losses, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or other federal or states statutory law or regulation, at common law or otherwise, as follows:

         (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a fact contained in the Offering Documents or the omission or alleged omission therefrom of a fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission was made in the Offering or Ancillary Documents in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by the Placement Agent expressly for use therein;

         (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission; and

         (iii) against any and all expense whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above.

         (b) Indemnification by the Placement Agent. The Placement Agent agrees to indemnify and hold harmless the Company and its agents, shareholders, officers and directors and each person, if any, who controls the Company within the meaning of the Securities Act against any and all losses, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, or other federal or states statutory law or regulation, at common law or otherwise, insofar as losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Memorandum or any amendment or supplement thereof or supplement thereto, or arise out of or based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and in each case to the extent, by only to the extent, that the same was made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Placement Agent (or any person who may be deemed to be affiliated therewith or an associated person thereof) specifically for use in the preparation of the Memorandum, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity provision shall be in addition to any liability that the Placement Agent may otherwise have.

         (c) Indemnity under Securities Laws. The Company agrees to indemnify and hold harmless the Placement Agent and its agents, and each person, if any, who controls the Placement Agent, to the same extent as the foregoing indemnity, against any and all loss, liability, claim, damage and expense whatsoever directly arising out of the exercise by any person of any right under the Securities Act or the Exchange Act or the securities or blue sky laws of any state on account of violations of the representations, warranties or agreements set forth herein.

         (d) If any action is brought against an indemnified party or any of its officers, directors, stockholders, employees, agents, advisors, consultants and counsel or any controlling persons of the indemnifying party (each, an "Indemnified Party" and collectively, "Indemnified Parties"), in respect of which indemnity may be sought against the indemnifying party pursuant to Sections 6(a), 6(b) or 6(c) hereof, each such Indemnified Party shall promptly notify the indemnifying party (the "Indemnifying Party") in writing of the institution of such action (but the failure to so notify shall not relieve the Indemnifying Party from any liability it may have under this Section 6 unless such failure results in the imposition of a default judgment which cannot be reopened) and the Indemnifying Party shall promptly assume the defense of such action, including the employment of counsel reasonably satisfactory to each such Indemnified Party and payment of expenses. Each such Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of each such Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action or the Indemnifying Party shall have not have promptly employed counsel reasonably satisfactory to each such Indemnified Party to have charge of the defense of such action or each such Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other Indemnified Parties which are different from or additional to those available to one or more of the Indemnifying Parties and it would be inappropriate for the same counsel to represent both parties due to actual or potential differing interests between them, in any of which events such fees and expenses shall be borne by the Indemnifying Party and the Indemnifying Party shall not have the right to direct the defense of such action on behalf of each Indemnified Party. Anything in this Section 6(c) to the contrary notwithstanding, the Indemnifying Party shall not be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. The Company agrees to promptly notify the Placement Agent of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the Securities or the Memorandum.

         (e) Contribution. In order to provide for just and equitable contribution in any case in which (i) an indemnified party makes a claim for indemnification pursuant to this Section 6, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case; notwithstanding the fact that the express provisions of this Section 6 provide for indemnification in such case; or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then each indemnifying party shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, from the Offering of the Securities; or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In any case where the Company is a contributing party and the Placement Agent is the indemnified party, the relative benefits received by the Company on the one hand, and the Placement Agent, on the other, shall be deemed to be in the same proportion as the total net proceeds from the Offering of the Securities (before deducting expenses) bear to the total Placement Agent commissions received by the Placement Agent hereunder, in each case as set forth in the table on the cover page of the Memorandum. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or by the Placement Agent, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this subsection (c), shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending any such action or claim. Notwithstanding the provisions of this subsection (c), the Placement Agent shall not be required to contribute any amount in excess of the Placement Agent commissions applicable to the Securities placed by the Placement Agent hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who has signed the Memorandum, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to this subsection (c). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this subsection
(c), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this subsection (c), or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

         7.       Miscellaneous.

         (a) General. The Company shall supply Sands Brothers' with such financial statements, contracts and other corporate records and documents as may be reasonably requested of it. In addition, Sands Brothers shall be fully informed by the Company of any events which might have a material affect on the financial condition of the Company. If, in the opinion of Sands Brothers, the condition of the Company, financial or otherwise, and its prospects are affected in a material and/or adverse manner and do no fulfill the expectation of Sands Brothers, it shall have the sole discretion to review and determine its continued interest in the Offering.

         (b) Representations, Warranties and Covenants to Survive Delivery. The respective representations, warranties, indemnities, agreements, covenants and other statements of the Company, and where appropriate, its respective principal stockholders, shall survive execution of this Agreement and delivery of the Securities and the termination of this Agreement. Notwithstanding anything provided herein to the contrary, the provisions of Sections 4(d), 4(e) and 4(f)hereof shall survive the termination of the Offering Period and shall remain in full force and effect with respect to all Sources who invest, or commit to invest, in the Company at any time during the two year period commencing the day that the Offering Period terminates. Additionally, the Placement Agent shall be entitled to also retain its non-accountable and non-refundable expense allowance to the extent it has been paid prior to the date of termination.

         (c) No Other Beneficiaries. This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and no other person, firm or corporation shall have any third-party beneficiary or other rights hereunder.

         (d) Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York. The parties hereby agree: (i) in any legal proceeding brought in connection with this Agreement or the transactions contemplated hereby, to irrevocably submit to the nonexclusive in personam jurisdiction of (A) any state or federal court of competent jurisdiction sitting in the State of New York, County of New York; or (B) in the event that any party is a defendant in any legal proceeding in which it seeks to join the other as a third party defendant, then, any state or federal court in which such proceeding has properly been brought, and consents to suit therein; and (ii) to waive any objection they may now or hereafter have to the venue of such proceeding in any such court or that such proceeding was brought in an inconvenient court.

         (e) Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, receipt acknowledged, or five (5) days after being sent by registered or certified mail, return receipt requested, postage prepaid. All notices shall be made to the parties at the addresses designated above, or at such other or different addresses which a party may subsequently provide with notice thereof, and to their respective legal counsel, as follows:

                  (i)  If to the Placement Agent, to:

                  Sands Brothers & Co., Ltd.
                  90 Park Avenue
                  New York, NY  10016
                  Attn:  Mr. Mark G. Hollo
                         Managing Director

                  - with a copy to -

                  Littman Krooks Roth & Ball P.C.
                  655 Third Avenue 20th floor
                  New York, NY  10017
                  Attn:  Mitchell C. Littman, Esq.

or to such other person or address as the Placement Agent shall furnish the Company in writing.

                  (ii)  If to the Company, to:

                  C3D Inc.
                  235 West 76th Street, Suite 8-D
                  New York, NY 10023
                  Attn: Mr. Eugene Levich
                        President and Chief Executive Officer

                  - with a copy to -

                  Blank Rome Comisky & McCauley LLP
                  One Logan Square
                  Philadelphia, Pennsylvania 19103
                  Attn: Alan L. Zeiger, Esq.

or to such other person or address as the Company shall furnish the Placement Agent in writing.

         (f) Counterparts. This Agreement may be signed in counterparts with the same effect as if both parties had signed one and the same instrument.

         (g) Reimbursement. Notwithstanding the non-occurrence of a Closing, or any other condition, in no event shall the Placement Agent be responsible for any of the Company's fees, costs or expenses; however, the Company shall reimburse the Placement Agent for any out-of-pocket expenses (including, but not limited to, reasonable counsel fees and expense) which the Placement Agent may incur in connection with the enforcement of its rights hereunder provided that the Placement Agent prevails.

         (h) Form of Signature. The parties hereto agree to accept a facsimile transmission copy of their respective signatures as evidence of their respective actual signatures to this Agreement; provided however, that each party who produces a facsimile signature agrees, by the express terms hereof, to place, immediately after transmission of his or her signature by fax, a true and correct original copy of his or her signature in overnight mail to the address of the other party.

         (i) Modification. This Agreement (i) may only be modified by a written instrument which is executed by both parties thereto, (ii) constitutes the entire agreement between the parties, and (iii) shall be binding upon and inure to the benefit of both parties hereto and their respective successor and assignees.

         (j) Non-Circumvention. Each of the Company and the Placement Agent each agree that no effort shall be made to circumvent the terms and conditions of this Agreement or gain a fee, commission, remuneration, consideration or benefit whatsoever. With respect to any attempt at circumvention of this Agreement, the injured party is entitled to seek any and all legal remedies, fees or compensation equal to those received or committed or agreed to be paid pursuant to the terms of this Agreement as the same are due and payable to the circumvented party under the terms of this Agreement.

         (k) Good Faith. Each of the Company and the Placement Agent understand that this Agreement is a reciprocal and mutual one and both warrant, covenant, and promise that it will act in good faith toward each other in the performance of this Agreement and in other matters.

         (l) Further Services. The Placement Agent shall, if requested by the Company, testify in, and shall prepare and assist in the preparation of testimony for, any judicial or administrative proceeding in respect of the services performed by the Placement Agent hereunder. With respect thereto, the Company shall pay, in addition to the fees and expenses payable to the Placement Agent hereunder, for the time required to expend by the Placement Agent at its standard hourly rates as then in effect, together with reasonable out-of-pocket expenses, but not limited to, fees and expenses of its legal counsel.

         (m) Waiver of Breach. The waiver by either the Placement Agent or the Company of any provision of this Agreement shall not be construed as a waiver of any subsequent breach hereof.

         If you find the foregoing is in accordance with our understanding, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us.

                                   Very truly yours,

                                   C3D Inc.



                                   By: /s/ Eugene Levich
                                      ------------------------------------------
                                      Name: Eugene Levich
                                      Title: President & Chief Executive Officer



Agreed:

SANDS BROTHERS & CO., LTD.



By: /s/ Mark G. Hollo
   ---------------------------
   Name:  Mark G. Hollo
   Title: Managing Director

                                LIST OF SCHEDULES




SCHEDULE 2(b)           Organization

SCHEDULE 2(c)           Capitalization

SCHEDULE 2(i)           Non Defaults; Non Contravention

SCHEDULE 2(g)           Patents, Trademarks and Copyrights

SCHEDULE 2(k)           Agreements

SCHEDULE 2(p)           Related Transactions

                                    EXHIBITS




Exhibit A - Form of Legal Opinion

Exhibit B - Placement Agent Warran

Exhibit C - Placement Agent Warrant Agreement

Exhibit D - Due Diligence List

Exhibit E - Right of First Refusal